UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2021

BioVie Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-39015	46-2510769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2120 Colorado Avenue, Suite 230 Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

(310) 444-4300
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s):	Name of Each Exchange on Which Registered:
Class A Common Stock, par value $0.0001 per share	BIVI	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.01 regarding the Registration Rights Agreement (as defined below) is incorporated into this Item 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 10, 2021, pursuant to the previously announced Asset Purchase Agreement, dated as of April 27, 2021 and as amended on May 9, 2021 (the “Purchase Agreement”), by and among BioVie Inc. (the “Company” or “BioVie”), NeurMedix, Inc. (“NeurMedix”) and Acuitas Group Holdings, LLC (“Acuitas”) (solely for purposes of Section 10.16 of the Purchase Agreement), BioVie completed the acquisition of certain assets from NeurMedix and the assumption of certain liabilities of NeurMedix in exchange for the consideration described below (collectively, the “Transaction”).

At the closing of the Transaction, BioVie issued to Acuitas (as NeurMedix’s assignee) 8,361,308 shares of the Company’s common stock and made a cash payment of approximately $2.3 million, representing NeurMedix’s direct and documented cash expenditures to advance certain programs from March 1, 2021 through the closing. Subject to the terms and conditions of the Purchase Agreement, BioVie is also obligated to deliver contingent consideration to NeurMedix (or its successor) consisting of (i) a cash payment of approximately $7.3 million, subject to a pivotal clinical trial for NE3107 for the treatment of Alzheimer’s Disease meeting its primary endpoint(s) and BioVie having successfully raised at least $50.0 million of new capital, and (ii) up to 18,000,000 shares of BioVie’s common stock upon the achievement of certain clinical, regulatory and commercial milestones related to the drug candidates purchased from NeurMedix, subject to a cap limiting the issuance of such shares if such issuance would result in the beneficial ownership of NeurMedix and its affiliates exceeding 87.5% of BioVie’s issued and outstanding common stock, as more fully set forth in the Purchase Agreement. At the closing, BioVie and Acuitas entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which BioVie has agreed to register the resale of the shares of common stock to Acuitas issued pursuant to the Purchase Agreement.

The above description of the Purchase Agreement and the Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 27, 2021 and is incorporated herein by reference, as amended by Amendment No. 1 thereto, a copy of which was filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 10, 2021 and is incorporated herein by reference. The above description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 11, 2021, the Company issued a press release announcing the closing of the Transaction. A copy of the press release is furnished herewith as Exhibit 99.1.

The information set forth in this Item 7.01, including Exhibit 99.1, is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated April 27, 2021, by and among the Company, NeurMedix, Inc. and Acuitas Group Holdings, LLC (incorporated by reference to Exhibit 2.1 the Company’s Current Report on Form 8-K filed on April 27, 2021)*
2.2	Amendment No. 1 to Asset Purchase Agreement, dated May 9, 2021, by and among the Company, NeurMedix, Inc. and Acuitas Group Holdings, LLC (incorporated by reference to Exhibit 2.2 the Company’s Current Report on Form 8-K filed on May 10, 2021)
10.1	Registration Rights Agreement, dated June 10, 2021, by and between the Company and Acuitas Group Holdings, LLC
99.1	Press release dated June 11, 2021

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish the omitted schedules and exhibits to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2021	BIOVIE INC.

	By:	/s/ Joanne Wendy Kim
	Name:	Joanne Wendy Kim
	Title:	Chief Financial Officer